UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	Aug 16, 2012 (Aug 14, 2012)
GAMESTOP CORP.
(Exact name of registrant as specified in its charter)
Delaware	1-32637	20-2733559
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

625 Westport Parkway, Grapevine, TX		76051
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code	(817) 424-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

On Aug. 16, 2012, GameStop Corp. (“the Company”) issued a press release announcing its financial results for its second quarter ended July 28, 2012.  A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Current Report, including the exhibit, shall not be incorporated by reference into any filing of GameStop Corp., whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth therein.

Item 8.01	Other Events.

On Aug. 14, 2012, GameStop Corp.’s Board of Directors approved a cash dividend to its stockholders. The quarterly dividend of $0.25 per share will be paid on Sept. 12, 2012, to stockholders of record on the close of business on Aug. 28, 2012. This announcement was included in a press release distributed on Aug. 16, 2012. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

99.1	Press Release issued by GameStop Corp., dated Aug. 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date:	Aug. 16, 2012
/s/ Robert A. Lloyd
		Name:	Robert A. Lloyd
		Title:	Executive Vice President &
Chief Financial Officer

Table of Contents

GAMESTOP CORP.

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by GameStop Corp., dated Aug. 16, 2012.